UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2023 (July 21, 2023)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Clementz Transition and Separation Agreement

As previously announced on June 14, 2023, Shift Technologies, Inc. (the “Company”) implemented an executive leadership succession plan in connection with the transition of Jeff Clementz from the Company as its Chief Executive Officer, effective June 9, 2023 (the “Transition Effective Date”). Mr. Clementz also resigned from the Board of Directors (the “Board”) of the Company on the Transition Effective Date. In order to ensure an orderly transition of responsibilities, Mr. Clementz continued to be employed in a non-executive capacity with the Company through July 1, 2023 (the “Separation Date”).

In connection with his transition from employment with the Company, the Company and Mr. Clementz entered into a Transition and Separation Agreement (the “Agreement”) on July 21, 2023 that reflects the terms of his transition and the benefits he is eligible to receive. The Agreement becomes effective and enforceable on July 29, 2023 (the “Effective Date”) unless revoked in writing by Mr. Clementz prior to the Effective Date. Pursuant to the Agreement, and in lieu of all severance benefits otherwise provided for under Mr. Clementz’s prior employment agreement with the Company, Mr. Clementz will be entitled to receive the following benefits: (i) a cash payment equal to $400,000, payable in a single lump sum within thirty (30) days following the Effective Date, (ii) payment of his 2023 annual bonus (if any), prorated for the number of days employed by the Company in 2023 and determined based on actual performance (with any personal goals considered to be fulfilled), and payable at such time that annual bonuses are otherwise generally paid to employees of the Company and (iii) payment of COBRA premiums for eighteen (18) months following the Separation Date (to the extent Mr. Clementz elects COBRA continuation coverage), less amounts equal to the amount active employees pay for such coverage during such time period, and subject to reduction or elimination if Mr. Clementz becomes entitled to duplicative benefits through other employment. The Agreement also provides that Mr. Clementz will make himself available to members of the Company’s senior management team through August 31, 2023 (the “Transition Period”).

In addition, the Agreement contains a general waiver and release of claims by Mr. Clementz in favor of the Company. Mr. Clementz will be subject to certain restrictive covenants following his termination of employment with the Company, including during the Transition Period.

Mr. Clementz’s transition is not the result of any disagreements over the Company’s business, operations, or strategic direction.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition and Separation Agreement, by and between Shift Technologies, Inc. and Jeff Clementz, dated July 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: July 25, 2023	/s/ Oded Shein
	Name:	Oded Shein
	Title:	Chief Financial Officer

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